MARKETING AGREEMENT

This Marketing Agreement (this “Agreement”) is made as of this 11 day of September, 2001 (the “Effective Date”) between POLAR MOLECULAR CORPORATION, a Delaware corporation having its principal place of business at 4600 S. Ulster Street, Suite 700, Denver, Colorado 80237, USA, (“PMC”), and ELF ANTAR FRANCE, a French corporation having its principal place of business at 24, cours MICHELET, 92800 PUTEAUX, FRANCE (“ELF”)

RECITALS

A.	PMC has developed and is currently marketing the Duralt® FC additive technology for gasoline and diesel fuel which is designed to reduce octane requirement increase and combustion chamber deposits in gasoline engines, to act as a substitute for lead in gasoline, and to improve combustion in diesel fuels. The Duralt® FC additive technology, together with all improvements thereto, now existing or hereinafter made or acquired by PMC are herein called the “PMC Additive technology”.

B.	ELF has developed gasoline and diesel fuel detergent additives and multipurpose package technology for the global gasoline and diesel fuel market. Such existing ELF additive and package technology, together with all improvements thereto, now existing or hereinafter made or acquired by ELF are herein called the “ELF Additive Technology”.

C.	PMC and ELF desire to share their technology to formulate gasoline and diesel additive packages to address the needs of certain customers who desire a combined technology consisting of a combination of PMC Additive Technology and the Elf Additive Technology (the “Combined Technology”) and to use their joint efforts to market the Combined Technology to such customers.

D.	To accomplish the foregoing, each of PMC and ELF desire to make available to the other party their respective databases of information regarding the chemical properties and performance of each of their respective Additive Technology.

AGREEMENT

In consideration of the foregoing and the mutual promises contained herein, the parties agree as follows:

1. PURPOSE OF THE AGREEMENT

The parties have identified a set of potential customers with which the parties have existing relationships that are potential customers for the Combined Additives and have already achieved technical results relative to the Combined Additives. Appendix 1 lists the potential customers thus far identified by the parties. ELF shall have the initial responsibility, with the participation of PMC, for mixing and testing the Combined Additives in Elf’s research center in Solaize. The “Purposes” of this Agreement shall refer to each of the purposes and goals set forth in this Section 1 and the other provisions of this Agreement. In order to further the Purposes of this Agreement, PMC hereby agrees to seek support from each of U.S. automakers, U.S. oil companies, private environmental organizations, the U.S. Environmental Protection Agency, and the California Air Resources Board to demonstrate the benefits of the Combined Additive Technology including octane requirement increase in the U.S. market.

2. POTENTIAL CUSTOMERS AND MARKETING EFFORTS

This Agreement shall apply to the marketing and sales efforts of the parties to their respective potential customers with respect to the Combined Technology.

(a)	Potential customers. PMC will be exclusively in charge of the potential customers located in North and South America and ELF will be exclusively in charge of the potential customers located in Europe, Asia and Africa for the marketing and sales of Combined Technology. Nothing in this Agreement shall limit PMC’s ability to market and sell the PMC Additive Technology (other than as part of the Combined Technology) or ELF’s ability to market and sell the ELF Additive Technology (other than as part of the Combined Technology) to any customer or potential customer wherever located.

(b)	Development. ELF and PMC will share primary responsibility for the development of marketing to their respective potential customers. To this end the parties will make use of their respective databases, technical information regarding the Additives and their Intellectual Property related to their respective Additives, and each party shall provide the other party with any marketing and technical support reasonably requested by such other party in furtherance of the marketing plan. Specific laboratory tests including engine bench or road test required by potential customers will be directly paid by the party in charge of the potential customers as mentioned here above. The parties shall consult with each other on a regular basis concerning the development and implementation of the marketing plan and shall have the primary responsibility to implement each portion of the marketing plan with respect to each potential customer, and any material modifications thereof, shall be subject to review and approval of each party.

(c)	Performance Testing. In order to secure the potential customers’ acceptance of the Combined Additives, all performance testing of Additives to be marketed pursuant hereto will be primarily provided in the ELF research center of Solaize by ELF if the tests are available at the facility. The cost of these tests shall be borne by the Party in charge of the potential customer as here above described and will be included free of charge to the technical databases relative to the Combined Additive.

(d)	Additives Sales. Each party will be totally in charge of its customers inside its respective geographic area as described in Section 2(a) and will manufacture the Combined Additive in its existing manufacturing plants or contract partner plants. The other party will transfer its respective Additive with the transfer price as described in Appendix 2 (the “Transfer Price”). Remuneration of the other party will be only based on the sales margin included in the Transfer Price.

(e)	Supply of additives. Each party shall supply its Additives to the extent necessary to supply other party’s customers and to manufacture the Combined Additives to supply its customers. The Additives may be supplied directly to the other party or a third party contract manufacturer for blending into the Combined Additives. The additives supplied by each party shall be of the usual and customary commercial quality as described in Appendix 3. The parties shall mutually agree upon the most economic logistics for supplying additives to the other party, including the shipping terms for delivery, points of delivery, title and risk transfer, insurance, payment, credit, and other terms and arrangements as necessary to supply each customer in the most economical manner. ELF acknowledges that PMC currently manufactures its Additives using a third party contract manufacturer and the parties shall cooperate to coordinate the timing, utilization and location of such manufacturing to facilitate most efficiency and economically servicing each potential customer’s needs. PMC also acknowledges that ELF currently manufactures its Additives using a third party contract manufacturers which is an ELF subsidiary and the parties shall cooperate to coordinate the timing, utilization and location of such manufacturing to facilitate most efficiency and economically servicing each customer’s needs.

3. COSTS

Except as expressly set forth in this Agreement or as otherwise agreed to by the parties in writing, the parties shall not engage in any form of sharing of costs, expenses or losses, and unless expressly stated herein, nothing in this Agreement shall require a party to provide reimbursement or financial assistance to the other party.

4. INTELLECTUAL PROPERTY

(a) PMC Intellectual Property and ELF Intellectual Property. During the Term of this Agreement, subject to the terms and conditions hereof, PMC hereby grants to ELF, and ELF hereby grants to PMC, a non-exclusive, non-transferable right to use PMC Intellectual Property and ELF Intellectual Property, respectively, for mixing of Additives into Combined Additives, and for marketing and sales of Additives to the customers, it being understood that this right shall automatically be revoked in the event of any non-permitted use that continues for a period of 30 days after the applicable party gives written notice of such non-permitted use to the offending party. For purposes of this Agreement, “Intellectual Property” shall mean, wherever registered or perfected, any and all (i) trademarks, service marks, trade names, logos, business and product names, slogans, and registrations and applications for registration thereof; (ii) works in which copyright may be claimed, and registrations and applications for registration thereof; (iii) patents, patent applications, ideas or inventions (whether patentable or not), processes, designs, formulae, ideas, trade secrets, know how, confidential and technical information, product specifications and other technical, business, financial, customer and product development plans, forecasts, strategies, and confidential business information; and (iv) intellectual property rights similar to any of the foregoing; that the respective party owns or has a right to pursuant to license, sublicense, agreement, or permission or otherwise.

(b) Limitation of Rights. Unless as otherwise agreed in writing by the parties, neither party shall assign, transfer or otherwise permit any person to use the rights granted herein to the Intellectual Property of the other party without the prior written consent of the other party. The parties agree that all goods or services promoted and/or rendered under either of the PMC Intellectual Property or the ELF Intellectual Property will be of a nature and quality conforming to standards approved by PMC or ELF, respectively, and that PMC and ELF shall have the right to do all things reasonably necessary to insure the adequacy of the nature and quality of such goods and services. The parties shall use the registered marks of the other party only for the goods and services for which they have been registered and the unregistered marks and other Intellectual Property of the other party only for the goods, services and locations for which they have been used in accordance with past practice.

(c) Trademark Benefit. The parties agree that all use of the other party’s marks and other Intellectual Property, and all goodwill arising from such use, will inure to the benefit of the party owning such marks or Intellectual Property; provided, however, that nothing set forth herein shall diminish the rights of the party owning such marks or Intellectual Property, and all goodwill arising from such use, in and to such Intellectual Property.

(d) Ownership of Intellectual Property. Neither party, by virtue of this Agreement or any of its activities hereunder, shall obtain any ownership interest in or title to the Intellectual Property or Additives (including all Improvements thereto) of the other party.

(e) Enforcement and Protection of Intellectual Property. Each party shall have the sole and exclusive right, with the other party’s reasonable cooperation, to pursue protection for its Intellectual Property and to enforce its rights in its Additives against third party infringers. The expenses of any such enforcement, including legal proceedings relating thereto, shall be paid by the party that is asserting such right and any and all recoveries from a lawsuit or settlement shall be the property of such party. Each party agrees to notify the other party promptly of any suspected infringement of the other party’s Intellectual Property which may come to its attention and further agrees to assist the party that owns the Intellectual Property, at such party’s request, in any lawsuit or any other dispute involving such party’s Intellectual Property.

5. REPRESENTATIONS AND WARRANTIES OF PMC

(a) Authority. PMC has the corporate power and authority to execute, deliver and perform its obligations under this Agreement, and upon execution and delivery by the parties, this Agreement shall constitute the valid and binding agreement of PMC, enforceable in accordance with its terms.

(b) No Breaches. The execution and delivery’ of this Agreement and the consummation of the transactions contemplated hereunder, shall not result in the breach of, or give rise to cause for termination of any material contract to which PMC is a party, or, to PMC’s knowledge, which otherwise relates to the Additives and services defined in this Agreement.

(c) PMC Warranties. PMC warrants to ELF that it shall: (i) conduct its business in a manner that reflects favorably at all times on the parties’ Additives or services and the good name, goodwill and reputation of ELF; (ii) avoid deceptive, misleading or unethical practices that are detrimental to ELF or the parties’ Additives or services; (iii) make no false or misleading representations with regard to ELF or the parties’ Additives and services; and (iv) not publish or employ or co-operate in the publication or employment of any misleading or deceptive advertising material.

(d) PMC Intellectual Property. To the knowledge of PMC, the PMC Intellectual Property does not violate any patent, copyright, trade secret or other proprietary right of any third party and no additional third party permissions or licenses will be required for the development, manufacture, sale and distribution of the Additives or services using the PMC Intellectual Property; provided, however, that no representation or warranty is made by PMC with respect to Additives or services that combine the PMC Intellectual Property with other technology or services when the PMC Intellectual Property without such combination would not violate any such right. PMC has the right to grant to ELF the right to use the PMC Intellectual Property as set forth in Section 4.

(e) Disclaimer of other Warranties. EXCEPT AS PROVIDED IN THIS SECTION 6, PMC IS NOT MAKING ANY REPRESENTATIONS OR WARRANTY WITH RESPECT TO THE PMC INTELLECTUAL PROPERTY, OR THE PMC ADDITIVES OR ADDITIVES, OR ANY OTHER ADDITIVES DESIGNED OR MANUFACTURED BY OR FOR PMC FOR SALE PURSUANT THERETO, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT.

(f) Compliance with Laws. PMC (i) has complied with and is in compliance, in all material respects, with all federal, state and local statutes, laws, ordinances, regulations, rules, judgments, orders and decrees applicable to it and its assets, business and operations and (ii) has not received written notice of any claim of, and is not otherwise aware of any, default under or violation of any statute, law, ordinance, regulation, rule, judgment, order or decree except for such default or violation, if any, which individually or in the aggregate, does not and will not materially and adversely affect the property, operations, results of operations, financial condition or prospects of PMC.

6. REPRESENTATIONS AND WARRANTIES OF ELF

(a) Authority. ELF has the corporate power and authority to execute, deliver and perform its obligations under this Agreement, and upon execution and delivery by the parties, this Agreement shall constitute the valid and binding agreement of ELF, enforceable in accordance with its terms.

(b) No Breaches. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder, shall not result in the breach of, or give rise to cause for termination of any material contract to which ELF is a party, or, to ELF’s knowledge, which otherwise relates to ELF’s Additives or services or any of ELF’s Intellectual Property relating to ELF’s Additives or services.

(c) ELF Warranties. ELF warrants to PMC that it shall: (i) conduct its business in a manner that reflects favorably at all times on the parties’ Additives or services, and the good name, goodwill and reputation of PMC; (ii) avoid deceptive, misleading or unethical practices that are detrimental to PMC or the parties’ Additives or services; (iii) make no false or misleading representations with regard to PMC or the parties’ Additives or services; and (iv) not publish or employ or co-operate in the publication or employment of any misleading or deceptive advertising material.

(d) ELF Intellectual Property. To the knowledge of ELF, the ELF Intellectual Property does not violate any patent, copyright, trade secret or other similar proprietary right of any third party and no additional third party permissions or licenses will be required for the development, manufacture, sale and distribution of the Additives or services using the ELF Intellectual Property; provided, however, that no representation or warranty is made by ELF with respect to Additives or services that combine the ELF Intellectual Property with other technology or services when the ELF Intellectual Property without such combination would not violate any such right. ELF has the right to grant to PMC the right to use the ELF Intellectual Property as set forth in Section 4.

(e) Disclaimer of other Warranties. EXCEPT AS PROVIDED IN THIS SECTION 7, ELF IS NOT MAKING ANY REPRESENTATIONS OR WARRANTY WITH RESPECT TO THE ELF INTELLECTUAL PROPERTY, THE ELF ADDITIVES OR ADDITIVES OR ANY OTHER ADDITIVES DESIGNED OR MANUFACTURED BY OR FOR ELF FOR SALE PURSUANT HERETO, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT.

(f) Compliance with Laws. ELF (i) has complied with and is in compliance, in all material respects, with all federal, state, provincial, territorial and local statutes, laws, ordinances, regulations, rules, judgments, orders and decrees applicable to it and its assets, business and operations and (ii) has not received written notice of any claim of, and is not otherwise aware of any, default under or violation of any statute, law, ordinance, regulation, rule, judgment, order or decree except for such default or violation, if any, which individually or in the aggregate, does not and will not materially and adversely affect the property, operations, results of operations, financial condition or prospects of ELF.

7. INDEMNIFICATION

(a) Indemnity. Each party agrees to defend, indemnify, save and hold harmless the other party its employees, agents, officers, members, managers, directors, shareholders, partners and affiliates, from and against any and all claims, demands, causes of action, or liability for damages, loss or injuries, including reasonable attorneys’ and experts’ fees, which arise out of the breach of any representation, warranty, covenant or agreement of such party under this Agreement or from any failure of such party to perform its obligations under this Agreement.

(b) Limitation of Damages. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY LOST OR PROSPECTIVE PROFITS OR ANY OTHER SPECIAL, PUNITIVE, EXEMPLARY, CONSEQUENTIAL, INCIDENTAL OR INDIRECT LOSSES OR DAMAGES (IN TORT, CONTACT, OR OTHERWISE) UNDER OR IN RESPECT OF THIS AGREEMENT OR ANY FAILURE OF PERFORMANCE RELATED HERETO, HOWSOEVER CAUSED, WHETHER OR NOT ARISING FROM THAT PARTY’S SOLE, JOINT OR CONCURRENT NEGLIGENCE, except to the extent that such losses or damages are payable by a party to a third person in connection with a claim by such third person that is covered by Section 7(a).

8. TERM AND TERMINATION

(a) Term. Subject to Section 8, unless earlier terminated pursuant to any other provision hereof, the initial term of this Agreement shall be for a period of time commencing on the Effective Date and terminating on a date that is five (5) years following the Effective Date (the “Initial Term”). After the Initial Term, the Agreement shall be extended automatically for successive three (3) year periods unless either party gives notice of non-renewal no later than 90 days prior to the termination of the Initial Term or any successive three (3) year period (the Initial Term and any extension thereof, being the “Term”).

(b) Continuation of Additive Supply. Notwithstanding a termination of this Agreement as provided in Section 8(a), this Agreement shall continue in full force and effect with respect to continuing sales of Additives (as the same, together with any improvements, existed at the date of termination pursuant to Section 9(a)) to any customer which was an active customer being serviced under this Agreement in the year in which the date of such termination occurs. Such extension of this Agreement shall continue for so long as such customer continues purchasing Additives (as limited above) and such Additive Sales are economic to the parties; provided that such extension shall not exceed 20 years.

(c) Termination for Breach. Either party may cancel this Agreement at any time, without liability and without prejudice to any other right or claim arising under this Agreement, if the other party materially breaches this Agreement or fails to perform any of its material obligations under this Agreement. The party seeking to terminate shall give the other party written notice of that party’s breach and/or non-performance, and the party receiving the notice shall have thirty (30) days to correct the breach. If the breaching party fails to correct the breach within thirty (30) days, the non-breaching party may deliver a written termination notice (a “Termination Notice”) to the breaching party, indicating a date certain that is no fewer than three (3) business days from the date that the Termination Notice is delivered to the breaching party. The Agreement shall be deemed to have been terminated as of the date specified by the non-breaching party in the Termination Notice, unless the parties hereto execute a written waiver of the breach or breaches of this Agreement.

9. SHARING OF INFORMATION AND CONFIDENTIALITY;

(a) Pursuant to this Agreement and previous dealings, each party may learn Confidential Information of the other party, including without limitation information concerning the Additives of the other party. Each party agrees not to disclose to any third party any Confidential Information of the other party, except as follows:

(i) to the extent that disclosure to a third party is required by applicable law or regulation;

(ii) to the extent disclosure is necessary or advisable, to its employees, contractors, consultants or advisors, or to its affiliates or their employees, consultants or advisors, in each case for the purpose of carrying out their duties hereunder;

(iii) with respect to disclosures by a party to banks, financial institutions or agencies, investment advisors employed by a party, or third party lenders, to the extent disclosure is necessary or advisable to seek or obtain financing, or to its independent accountants or legal counsel;

(iv) with respect to disclosures by a party to potential investors in such party or potential purchasers of such party;

(v) to the extent reasonably necessary, disclosure to third parties to enforce this Agreement;

(vi) to the extent reasonably necessary, disclosures by a party to a contract manufacturer of Additives; or

(vii) as agreed between the Parties;

provided, however, that in each case of third party disclosure pursuant to (ii), (iii), (iv), (vi) or (vii), the party making the third-party disclosures shall first require the third party to sign a written confidentiality agreement requiring confidentiality obligations of the third party concerning the disclosed Confidential Information commensurate in scope with the obligations of the parties under this Section 10, except that further disclosures by the third party of a nature as provided in (iii), (iv), (vi) or (vii) above shall not be permitted. The obligation of each party not to disclose Confidential Information of the other party except as provided herein shall survive the termination of this Agreement.

(b) Each party agrees that it will use the Confidential Information of the other party solely in furtherance of this Agreement and for the Purposes, and for no other purpose or advantage. Each party agrees that it will not attempt to analyze or otherwise determine the chemical composition of the Additives of the other party and that it will not manufacture or sell any of the other party’s Additives (i) to any of the potential customers other than as provided in this Agreement or (ii) to any other person. This provision will survive the termination of this Agreement. Notwithstanding anything herein, Confidential Information concerning third parties, shall cease to be Confidential Information, insofar as it pertains to such third parties, when and to the extent that neither party has any obligations to such third party arising hereunder.

(c) For purposes of this Agreement, “Confidential Information” of a party shall mean all information disclosed by such party to the other party concerning the business, finances and operations of the disclosing party, the disclosing party’s Additives, Intellectual Property, or the disclosing party’s costs; provided, however, “Confidential Information” shall not include information which is (i) in the public domain or generally known or accessible; (ii) received by the relevant party from a third person who is not under a duty of confidentiality with respect to such information, (iii) independently developed by the relevant party; or (iv) previously known to the relevant party prior to the disclosure by the other party.

10. RELATIONSHIP OF PARTIES

(a) This Agreement shall not be construed as creating any partnership, joint venture, association or other entity. It is the intent of the parties that the relationship is solely that of parties with contractual commitments to one another as expressly set forth in this Agreement; that their rights and obligations with respect to one another will be solely those expressed in this Agreement; that neither party shall be the agent of the other for any purpose under this Agreement; and that the liabilities and obligations of the parties incurred in connection with this Agreement shall be separate.

(b) The joint marketing arrangement provided for by this Agreement shall be specifically limited to Additive Sales to the potential customers. Each party and its affiliates shall have the right independently to engage in and receive full benefits from any business activity including, without limitation, the marketing and sale of its Additives (and any Improvements thereto) to any person other than the potential customers.

11. GOVERNING LAW

Governing Law. THIS AGREEMENT AND ANY DOCUMENTS OR AGREEMENTS ANCILLARY HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF FRANCE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

12. DISPUTE RESOLUTION

(a) ICC Arbitration. All disputes arising out of or in connection with this Agreement and relating to the parties’ rights and obligations in connection with this Agreement, including without limitation the validity of this arbitration agreement and the arbitrability of the issues submitted to arbitration hereunder, shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce (the “Rules”).

(b) For all disputes involving a claim in excess of $1,000,000, the arbitration hereunder shall be by three independent and impartial arbitrators. PMC and ELF shall each appoint one arbitrator within 30 days after the Request for Arbitration has been delivered to the Secretariat and the two arbitrators so appointed shall select a third arbitrator within 60 days after the Request for Arbitration has been delivered to the Secretariat. In the event that the parties hereto or the arbitrators fail to select arbitrators as required above, the ICC shall select such arbitrators in accordance herewith.

(c) For all disputes involving a claim for less than $1,000,000, the arbitration hereunder shall be conducted by a single independent and impartial arbitrator to be appointed by the ICC. Unless as otherwise required hereunder for a particular dispute, the ICC shall appoint an independent arbitrator that is generally familiar with the gasoline and refined Additives market and preferably has no fewer than ten years of practical experience in the relevant field of the gasoline and refined Additives market that is implicated by the dispute in issue in accordance herewith. No more than 30 days after the Request for Arbitration has been delivered to the Secretariat, the ICC shall submit a list of at least five potential arbitrators to each of PMC and ELF. PMC and ELF shall have a period of no more than 15 business days in which to register objections to any of the proposed arbitrators based upon lack of independence, lack of qualification or any other material factor which would substantially impair such arbitrators effectiveness for the dispute in issue. The ICC shall then consider such objections, if any, and shall then appoint a sole arbitrator no more than 90 days after the Request for Arbitration has been delivered to the Secretariat. PMC and ELF each hereby agree that such appointment by the ICC shall be final and binding.

(d) The arbitration shall be conducted in the English language at a site to be agreed upon by the parties or, if the parties cannot agree, in Denver, Colorado. All disputes arising out of or in connection with this Agreement and relating to the parties’ rights and obligations in connection with this Agreement (including without limitation the validity of this arbitration agreement, the arbitrability of the issues submitted to arbitration hereunder, the existence and validity of the Agreement, and any conflict of laws issues arising in connection with the Agreement and/or this arbitration agreement) shall be governed by and interpreted in accordance with the laws of France. In addition, where the Rules are silent, the proceedings before the Arbitral Tribunal (as defined in the Rules) shall be governed by the procedural rules of the courts of France.

13. MISCELLANEOUS

(a) Force Majeure. Other than obligations to make payments hereunder, the fulfillment of any obligation under this Agreement is subject to strikes, lockouts, accidents, fires, floods, or other acts of God, embargoes, government actions, or any other cause beyond the control of either party; provided that the affected party shall promptly notify the other party of the occurrence of any such event and the affected party shall use its reasonable commercial efforts to overcome the event of force majeure, provided neither party shall be obligated to settle any labor dispute on terms not satisfactory to such party in its sole discretion. If a party is prevented from fulfilling its obligations under this Agreement because of such a force majeure event for a period of 120 days or more, the other party may at any time thereafter terminate this Agreement by written notice to the affected party, without any further obligation (except for the obligations surviving termination as provided in Section 13(g)).

(b) Compliance with Laws. Each party will comply with all applicable U.S., French or other laws applicable to their respective activities under this Agreement.

(c) Notice. When written notice is required by this Agreement, it shall be sent by certified mail, courier, overnight delivery service, facsimile or by such other method as will permit the sender to verify delivery, to the addresses set forth below:

For PMC:

Polar Molecular Corporation

4600 S. Ulster Street, Suite 700

Denver, Colorado 80237

U.S.A.

Attention: Mark L. Nelson

Facsimile: 303-804-0908

For ELF:

ELF ANTAR FRANCE

Centre de Recherche

B.P. 22, 69360

Solaize, France

Attention: Alain J. Faure

Facsimile: 33-4-78-02-6086

Written notice may also be sent by facsimile to the numbers listed above, but such notice shall not be effective unless the sender receives confirmation of receipt of the facsimile. Notice shall be deemed received when actually delivered to the recipient. The addresses and transmittal numbers set forth above can be changed only by written notice which complies with the requirements of this Section 13(c).

(d) Assignment. This Agreement, and any rights and obligations hereunder, shall not be transferred, conveyed, assigned or otherwise disposed of in whole or in part by either party, by operation of law or otherwise, without the prior written consent of the other party.

(e) No Waiver. Any failure of either party to enforce at any time any of the provisions of this Agreement, or any rights or remedies with respect thereto, or to exercise any election herein provided, shall not constitute a waiver of any such provision, right, remedy or election or in any way affect the validity thereof or of this Agreement. The exercise by either party of any of its rights, remedies or elections under the terms of this Agreement shall not preclude or prejudice such party’s right to exercise at any other time the same or any other right, remedy or election it may have under this Agreement. The rights of termination provided herein are in addition to any other right, remedy or election a party may have hereunder or at law or in equity, including the right to sue for breach without terminating this Agreement. In the event of breach of any of the proprietary rights or interests, the non-breaching party shall be entitled to pursue all appropriate legal and equitable relief and shall be entitled to recover, in addition to any other relief granted, reasonable attorney fees and expenses of litigation. In the event there is any type of purchase order or other commercial transaction agreement, in the event of conflict, the terms of this Agreement shall prevail.

(f) Entire Agreement: Amendment. This Agreement embodies the entire understanding between the parties with respect to the subject matter hereof and supersedes any prior or contemporaneous representations or warranties between the parties relating hereto. No modification or amendment to this Agreement or any of its provisions shall be binding unless contained in writing signed by both parties.

(g) Governing Document. The original English version of this Agreement is the governing version of this Agreement between ELF and PMC. The French translation of this Agreement is intended as a communication aid between ELF and PMC, but does not in any manner replace or supercede the original English version of this Agreement. Any discrepancies between the original English version of this Agreement and the French translation of this Agreement shall be resolved in favor of the original English version of this Agreement.

(h) Survival. The obligations with respect to intellectual property ownership under Section 5, the confidentiality obligations under Section 9, the indemnification and the limitation on damages under Section 7 (including the indemnification for any breach of the Agreement occurring prior to the date of termination) shall survive any termination of this Agreement.

(i) Severability. The invalidity or unenforceability of any portion of this Agreement shall not effect the validity or enforceability of the remainder thereof.

(j) Headings. The headings to the sections of this Agreement are solely for convenience of reference, and they shall not govern, limit or aid in the interpretation of any terms or provisions of this Agreement.

(k) Publicity. The parties will consult with each other and will mutually agree upon any press releases or public announcements pertaining to the transactions contemplated by this Agreement and shall not issue any press releases or make any such public announcements prior to such consultation and agreement, except as may be required by applicable law or by obligations pursuant to any agreement with any national securities exchange or automated quotation system, in which case the party proposing to issue such press release or make such public announcement shall use its reasonable efforts to consult in good faith with the other party before issuing any such press releases or making any such public announcements.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned parties have each set their hand to be effective as of the date first set forth above.

POLAR MOLECULAR CORPORATION

By: /s/ Mark L. Nelson
Name: Mark L. Nelson
Title: President and Chief Executive Officer

ELF ANTAR FRANCE

By: /s/ Alain J. Faure
Name: Alain J. Faure
Title: General Manager, Total Fina ELF Additives